Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 17 , 2014 with respect to the consolidated financial statements of Eros International Plc and subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON INDIA LLP

GRANT THORNTON INDIA LLP
Mumbai, India
June 18 , 2014